Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The unaudited pro forma consolidated statements of income for the three months ended March 31, 2013 and year ended December 31, 2012 have been prepared as though the divestiture had occurred on January 1, 2013 and January 1, 2012, respectively.  The unaudited pro forma consolidated balance sheet at March 31, 2013 has been prepared as though the divestiture had occurred on March 31, 2013. The pro forma adjustments are based on available information and assumptions that our management believes are reasonable; however, such adjustments are subject to change based on the finalization of the terms of the divestiture.  In addition, such adjustments are estimates and may not prove to be accurate.

The unaudited pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of ZaZa Energy Corporation would have been had the transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited)

AS OF MARCH 31, 2013

	Historical	Pro Forma Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$7,991	$30,635	A	$38,626
Restricted cash	21,602			21,602
Accounts receivable	1,659			1,659
Assets held for sale, net	42,401	(42,401	)B	—
Prepayments and other current assets	3,746			3,746
Total current assets	77,399	(11,766)		65,633

Property and equipment:
Oil and gas properties, successful efforts method	122,683			122,683
Furniture and fixtures	2,800			2,800
Total property and equipment	125,483			125,483
Accumulated depletion, depreciation and amortization	(2,292)			(2,292)
Property and equipment, net	123,191			123,191

Assets held for sale, net	14,887			14,887
Other assets	273			273
				—
Total assets	$215,750	$(11,766)		$203,984

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable - trade	$7,924	$		$7,924
Deferred income taxes	11,107			11,107
Accrued liabilities	15,385			15,385
Senior Secured Notes, net of discount	6,247	(6,247	)C	—
Convertible Senior Notes, net of discount	25,938			25,938
Embedded conversion options associated with Convertible Senior Notes	15,034			15,034
Income taxes payable	3,601			3,601
Total current liabilities	85,236	(6,247)		78,989

Long-term accrued liabilities	52			52
Asset retirement obligations	16			16
Deferred income taxes	31,615			31,615
Long-term payable - related parties	4,128			4,128
Subordinated notes	47,330			47,330
Senior Secured Notes, net of discount	20,847	971	C	21,818
Warrants associated with Senior Secured Notes	27,771			27,771
Total liabilities	216,995	971		217,966

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value, 25,000,000 shares authorized; zero issued or outstanding	—			—
Common stock, $0.01 par value, 250,000,000 shares authorized; 102,544,001 and 102,519,001 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	1,025			1,025
Additional paid-in capital	104,723			104,723
Accumulated retained deficit	(106,926)	(6,490	)B	(113,416)
Accumulated other comprehensive income (loss)	(67)			(67)
Total stockholders’ equity (deficit)	(1,245)	(6,490)		(7,735)
Total liabilities and stockholders’ equity (deficit)	$215,750	$(11,766)		$203,984

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2013

	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share data)
Revenues and other income:
Oil and gas revenues	$2,797	$(2,318	)D	$479
Other income	—			—
Total revenues and other income	2,797	(2,318)		479

Operating costs and expenses:
Lease operating expense	433	(228	)D	205
Exploration expense	—			—
Depreciation, depletion and amortization	1,347	(1,154	)D	193
Accretion expense	11	(4	)D	7
Impairment of oil and gas properties	—			—
General and administrative	6,858			6,858
Total operating costs and expenses	8,649	(1,386)		7,263

Operating loss	(5,852)	(932)		(6,784)

Other expenses:
Foreign currency exchange (gain) loss	—			—
Loss on extinguishment of debt	15,092			15,092
Interest expense, net	3,555			3,555
(Gain) loss on fair value of warrants	(11,162)			(11,162)
Gain on fair value of embedded conversion option	(6,348)			(6,348)
Total other expenses (income)	1,137			1,137

Income (loss) from continuing operations before income taxes	(6,989)	(932)		(7,921)
Income tax expense (benefit)	(4,665)	(326	)D	(4,991)
Net income (loss) from continuing operations	(2,324)	(606)		(2,930)
Loss from discontinued operations, net of income taxes	(554)			(554)
Net income (loss)	$(2,878)	$(606)		$(3,484)

Basic income (loss) per share:
Continuing operations	$(0.02)	$—		$(0.02)
Discontinued operations	(0.01)			(0.01)
Total basic income (loss) per share	$(0.03)	$—		$(0.03)

Diluted income (loss) per share:
Continuing operations	$(0.02)	$—		$(0.02)
Discontinued operations	(0.01)			(0.01)
Total diluted income (loss) per share	$(0.03)	$—		$(0.03)

Weighted average shares outstanding:
Basic	102,523			102,523
Diluted	102,523			102,523

Consolidated Statement of Comprehensive Income (Loss)
Net income (loss)	$(2,878)	$(606)		$(3,484)
Foreign currency translation adjustments, net of taxes	(99)			(99)
Comprehensive income (loss)	$(2,977)	$(606)		$(3,583)

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share data)
Revenues and other income:
Oil and gas revenues	$9,583	$(3,633	)E	$5,950
Bonus income	—			—
Other income	195,569			195,569
Total revenues and other income	205,152	(3,633)		201,519
Operating costs and expenses:
Lease operating expense	3,602	(717	)E	2,885
Exploration expense	12,913			12,913
Depreciation, depletion and amortization	6,641	(2,460	)E	4,181
Accretion expense	21	(4	)E	17
Impairment of oil and gas properties	9,764			9,764
General and administrative	97,941			97,941
Total operating costs and expenses	130,882	(3,181)		127,701

Operating income (loss)	74,270	(452)		73,818
Other expense
Foreign currency exchange (gain) loss	65			65
Loss on extinguishment of debt	28,026			28,026
Interest expense, net	14,705			14,705
(Gain) loss on fair value of warrants	(5,589)			(5,589)
(Gain) loss on fair value of embedded conversion options	8,199			8,199
Total other expense	45,406			45,406

Income (loss) from continuing operations before income taxes	28,864	(452)		28,412
Income tax expense (benefit)	82,920	(158	)E	82,762
Income (loss) from continuing operations	(54,056)	(294)		(54,350)
(Loss) from discontinued operations, net of income taxes	(52,171)			(52,171)
Net income (loss)	$(106,227)	$(294)		$(106,521)

Basic income (loss) per share:
Continuing operations	$(0.55)	$(0.01)		$(0.56)
Discontinued operations	(0.53)			(0.53)
	$(1.08)	$(0.01)		$(1.09)

Diluted income (loss) per share:
Continuing operations	$(0.58)	$—		$(0.58)
Discontinued operations	(0.53)			(0.53)
	$(1.11)	$		$(1.11)

Weighted average shares outstanding:
Basic	98,029			98,029
Diluted	99,684			99,684

Consolidated Statement of Comprehensive Income
Net income (loss)	$(106,227)	$(294)		$(106,521)
Foreign currency translation adjustments, net of taxes	32			32
Comprehensive income (loss)	$(106,195)	$(294)		$(106,489)

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Overview

On July 26, 2013, ZaZa Energy Corporation (the “Company”), closed a purchase and sale agreement with SN Marquis, LLC, a subsidiary of Sanchez Energy Corporation, to sell approximately 10,300 net acres of the Company’s properties in the Eagle Ford trend located in Fayette, Gonzalez and Lavaca Counties, Texas, which we refer to as our Moulton properties, including seven producing wells located on the Moulton properties, for approximately $28.8 million and received approximately $29.3 million in cash. Additionally, on April 5, 2013, the Company closed a purchase and sale agreement with the same party for approximately $9.2 million and received approximately $8.8 million in cash.

Pro forma adjustment A.

Pro forma adjustments A relate to the cash received for the two Moulton transactions of approximately $29.3 million and approximately $8.8 million offset by pre-payment requirements of the Senior Secured Notes of approximately $7.5 million resulting in a net cash increase of approximately $30.6 million.

Pro forma adjustment B.

Pro forma adjustments B relate to the elimination of the Moulton assets that were classified as current assets held for sale in the amount of approximately $42.4 million. The difference between the estimated fair value as of March 31, 2013 and cash proceeds reduced accumulated retained earnings by approximately $6.5 million.

Pro forma adjustment C.

Pro forma adjustment C relates to the required prepayment of the Senior Secured Notes. The difference between the cash amount paid of approximately $7.5 million and reduction in the principal of $5.3 million relates to prepaid interest and penalties totaling approximately $2.2 million. The $1.0 million reclassification between current and non-current is due to a decrease in the sales price of the Moulton properties resulting in a lower prepayment.

Pro forma adjustment D.

Pro forma adjustment D is to eliminate the impact of the Moulton properties on revenue, lease operating expenses, depreciation, depletion and amortization, accretion expense and income taxes at the federal tax rate for the U.S. for the three months ended March 31, 2013.

Pro forma adjustment E.

Pro forma adjustment E is to eliminate the impact of the Moulton properties on revenue, lease operating expenses, depreciation, depletion and amortization, accretion expense and income taxes at the federal tax rate for the U.S. for the year ended December 31, 2012.